EXHIBIT 99.1

Tom Zelibor

Chairman/CEO

Lightwave Logic, Inc.

1831 Lefthand Circle, Suite C

Longmont, CO 80501

January 3, 2017

Fellow Shareholders,

Since 2016 has come to an end, I want to update you on our development efforts and memorialize the tremendous progress we have made over this past year. Building on the momentum we gained in 2015, this year we achieved several milestones that are significant to our progress towards a revenue generating enterprise.

Most importantly, we successfully achieved our goal of developing a working ridge waveguide modulator. As we recently reported in our December 27, 2016 press release, this device exceeded our expectations and will serve as a launch pad for our P2IC™ polymer systems. This successful development effort was the result of careful planning and methodical implementation. I can’t say enough about how proud I am of the hard, dedicated work by our materials and device teams.

In the beginning of the year, we demonstrated that our organic polymer materials could withstand greater than 4,000 hours of photochemical stability (in nitrogen). This is a key metric that determines the ultimate ability of our material to function in a commercial environment without degradation.

Once assured of the material’s stability, we focused on modulator development. To support our efforts, we secured the services of an optical device expert on a consulting basis, to help us achieve modulator performance suitable for standard fiber communication speeds and applications. We created a very basic ridge waveguide modulator design and successfully guided light through the device.  As we reported in our April 11, 2016 press release, we were able to achieve modulation in this structure with the application of a low frequency voltage signal. With those significant achievements behind us, we began the development of a multi-gigabit device. This new device, technically referred to as an intensity modulator, is based on the ridge-waveguide structure we used in our first device and is of a type typically used for telecom operations.

As we very recently reported, in initial testing, this new modulator exhibited >5 GHz bandwidth. This bandwidth means that our modulator can support data rates up to about 10 Gbps (OC-192 standard). This performance exceeds the telecom OC-48 standard (2.5 Gbps) that I promised you during our Annual Shareholder Meeting last spring. This device design is capable of a lot more, and we will now work on optimizing the data rates and other performance parameters for this modulator and will report on those milestones as we complete them.

Because success breeds success, we are beginning to attract several highly talented optical engineering candidates that we are evaluating as key additions to our team.

Financial

On the financial side, we solidified our access to capital by renegotiating our $20MM stock purchase agreement with Lincoln Park Capital Fund LLC. As you saw from our recently filed Form 10Q, we have sufficient operating capital through June 2017 which ensures we can continue prototype development with the added assurance that if we need additional capital to accelerate our efforts, it is available to us.

Marketing

Our marketing and communications efforts have continued to expose Lightwave Logic to a much broader audience. The Company made two significant presentations to important industry audiences that showcased the promise of Polymer Photonic Integrated Circuits (P2IC™). In March, Dr. Michael Lebby presented at the PIC (Photonic Integrated Circuit) International Conference in Brussels, Belgium and in September, we were selected to present at the ECOC (European Conference and Exhibition on Optical Communications) in Dusseldorf, Germany. These presentations created both awareness and anticipation for the emergence of organic polymers as a key component of integrated circuits. As a result, we have received many inquiries that we are pursuing and will continue to pursue in 2017 by providing operating data and information from our prototype modulators, once testing is complete and data is obtained.

Intellectual Property

Our intellectual property portfolio has expanded significantly over the last year.  To date we have 13 granted patents that include 4 from the US, 1 from Canada, 5 from the EU, 2 from Japan and 1 from China. This is very good for the company since it provides protection for our core Perkinamine molecular compounds. We are now looking at some very powerful patents for future device technologies as our current development efforts have uncovered some enormous opportunities that appear to be unique to the market, powered by our materials.

Team Lightwave

The company has been a beehive of activity as we focus on coordinating the numerous development activities necessary to achieve our goal of a working modulator. As we have shown you in the past, there are many milestones—or steps along the way, that must be accomplished to achieve this goal. None of them are trivial, but all of them were achievable.

The materials team in our Delaware laboratory facility continues to synthesize and optimize our existing, as well as several new material candidates to optimize the performance of current and future prototype and commercial devices. Closely coupled to this work on core materials is an investigation of cladding materials that encapsulate the core layer for optimization of the overall modulator structure.

Ridge Waveguide Modulator

To illustrate this, it is important to understand that when we reported our initial modulation results last spring, testing was done on a straight ridge waveguide modulator structure consisting of a 3-layer polymer stack with an upper and lower electrode (see above figure). As we developed our multi-Gb operational prototype, the waveguide circuit and electrodes are more complex requiring optimization of the overall 3-layer stack.  These are engineering and processing hurdles, which took some time, but were not insurmountable. As I reported above, we made great progress in these areas and recently achieved a working prototype. We have added a goal of also developing a scalable manufacturing process. Overall, device team progress is proceeding extremely well in our Longmont, Colorado facility and as I have mentioned, we are now at the point where we need to secure additional skill sets to better support further development efforts.

The coordination of our combined efforts has had much to do with our success. The materials team supports the device design requirements while our testing team oversees and verifies results. This allows a feedback mechanism where the device team reports back to the materials team to drive subsequent iterations of materials that yield desired results.

We are looking to bring in-house more specific skillsets in materials engineering and in device testing and fabrication as well as people to orchestrate these activities. As part of his role on the Operations Committee, Dr. Michael Lebby is currently playing a leadership role on an interim basis until we fill the position.

Workflow Diagram

•Cladding
•Host Polymers,
•Chromophores
•Ridge Waveguide Modulators
•Slot Waveguide Modulators
Material Development
Device Development
Optimization
Testing
•Benchmarking
•Reported in Literature
•In-house Polymers
•Materials
•Devices

Telecom and Datacom Modulator Development

We have previously communicated to you our original intention to develop the ridge waveguide modulator merely as a test device to prove that our advanced organic polymer systems can meet commercial specifications and to demonstrate that they can hold up to the rigors of an operating environment. However, we have observed some unique aspects of the prototype that make us believe we might be able to modify our design to address commercial needs not only in telecommunications, but other applications and markets such as datacommunications and datacenters as well. We will also keep you posted on this progress as the program matures.

2017—and Beyond

We are well aware that some of our shareholders think our product development process is taking a long time to complete. However, it is consistent with the milestones that we had previously laid out. Also important for you to know that we are now attracting world-class engineers, and together with the active role of our senior technical advisor, Dr. Fred Leonberger and in concert with the technical link Dr. Michael Lebby is providing, we are confident our team will strengthen quickly as we move into 2017. We are breaking new ground for the company and in many respects, have made significant progress in the transition from a purely materials development company to a device development company. While this transition has lengthened the timetable, the good news is that the degree of difficulty required to master both the material and device challenges in competing materials, will forestall possible commoditization of P2IC™ for a long time. Thus, we anticipate excellent product opportunities that will yield above-average sales margins for a long time.

Over the next several months we will be compiling a detailed device specifications sheet to present to several interested parties. To refresh your memory, our objective here is to attract an industry partner with the synergistic capabilities necessary to help develop future products that are in various stages of design such as a slot waveguide modulator and ultimately our integrated fiber optic polymer-based transceiver.

We believe that 2017 will be the year where we begin to harvest the many technological successes that we have achieved and will continue to achieve. We are starting off with outstanding results and have learned much about the intricacies of implementing our organic polymer systems into devices. This knowledge base will accelerate our progress going forward.

Thank you,

Tom Zelibor

Chairman and CEO